As filed with the Securities and Exchange Commission on July 16, 2018

Registration No. 333-[______]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	81-5245912
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 666

Oldwick, New Jersey 08858

(908) 336-0360

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ashleigh Palmer

President & Chief Executive Officer

Provention Bio, Inc.

P.O. Box 666

Oldwick, New Jersey 08858

Tel: (908) 336-0360

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Lerner, Esq. Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (973) 597-6394	Andrew Hudders, Esq. Golenbock Eiseman Assor Bell & Peskoe LLP 711 Third Avenue – 17th Floor New York, New York 10017 Telephone: (212) 907-7349

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] (File No. 333-224801)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer’’ and ‘‘smaller reporting company’’ in Rule 12b-2 of the Securities Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer	[ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
	Emerging growth company	[X]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	$5,500,000	$685
Underwriter Warrant (3)(4)	$-	$-
Shares of Common Stock underlying the Underwriter Warrant	$687,500	$86
Total filing fee, to be paid(5)	$6,187,500	$771

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-224801).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.
(3)	No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933.
(4)	Registers a warrant to be granted to the underwriter, or its designees, for an amount equal to 10% of the number of the shares sold to the public.
(5)	The Registrant previously paid filing fees of $8,404 in connection with previous filings of its Registration Statement on Form S-1, as amended (File No. 333-224801).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Provention Bio, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-224801), originally filed with the Commission on May 9, 2018, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on July 3, 2018. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

This 462(b) Registration Statement covers the registration of up to 1,375,000 shares of Common Stock to be sold to the public in the Offering and up to 137,500 shares of Common Stock underlying a warrant to purchase Common Stock granted to MDB Capital Group, LLC, an underwriter in the Offering, in an amount equal to 10% of the shares of Common Stock sold to the Offering. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oldwick, New Jersey on this 16th day of July, 2018.

PROVENTION BIO, INC.

/s/ Ashleigh Palmer
Ashleigh Palmer, President, Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ashleigh Palmer	President, Chief Executive Officer and Director	July 16, 2018
Ashleigh Palmer	(Principal Executive Officer)

/s/ Andrew Drechsler	Chief Financial Officer	July 16, 2018
Andrew Drechsler	(Principal Financial and Accounting Officer)

*	Chief Scientific Officer and Director	July 16, 2018
Francisco Leon

*	Director	July 16, 2018
Anthony DiGiandomenico

*	Director	July 16, 2018
Cameron Gray

*	Director	July 16, 2018
Wayne Pisano

*By:	/s/ Ashleigh Palmer
Ashleigh Palmer
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Lowenstein Sandler LLP
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm for the financial statements of Provention Bio, Inc.
23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-224801))